Exhibit 10.37

SECURED PROMISSORY NOTE
(Subsequent Tranche Loan)
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE LOAN AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE BORROWER PURSUANT TO THE TERMS OF THE LOAN AGREEMENT. IN ADDITION, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER, WHICH CONSENT SHALL, FOR PURPOSES OF THIS SENTENCE, BE DEEMED TO HAVE BEEN GIVEN UPON THE REQUEST OF THE HOLDER HEREOF.
New York, New York

$65,000,000.00	Dated: November 27, 2017
FOR VALUE RECEIVED, the undersigned, Adamas Pharma, LLC, a Delaware limited liability company, with offices located at 1900 Powell Street, Emeryville, California 94608 (“Borrower”) HEREBY PROMISES TO PAY to the order of HEALTHCARE ROYALTY PARTNERS III, L.P. (“Lender”) the principal amount of SIXTY FIVE MILLION DOLLARS ($65,000,000) or such lesser amount as shall equal the outstanding principal balance of the Subsequent Tranche Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Subsequent Tranche Loan, at the rates and in accordance with the terms of the Loan Agreement, dated as of May 10, 2017 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest, and all other amounts (including but not limited to additional amounts, if any, payable under Section 3.02 of the Loan Agreement) due with respect to the Subsequent Tranche Loan under the Loan Agreement or the other Loan Documents, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
This Note is a Loan Document, is entitled to the benefits of the Loan Documents, is subject to the Loan Agreement and evidences the Indebtedness incurred thereunder.
The Loan Agreement, among other things, (a) provides for the making of a Subsequent Tranche Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof, together with interest and other amounts, upon the terms and conditions specified therein.
This Note may not be prepaid except as set forth in Section 3.02 of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Subsequent Tranche Loan, interest on the Subsequent Tranche Loan and all other amounts due Lender under the Loan Agreement and other Loan Documents, is secured under the Security Agreement and by the pledge under the Stock Pledge Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein in accordance with Section 5.05 of the Loan Agreement.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402

BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICTS OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Sections 1.02 (Rules of Construction), 4.03 (Interest on Late Payments), 4.05 (Administration and Enforcement Expenses), 8.11 (Waiver of Stay, Extension or Usury Laws), 12.11 (Jurisdiction), 12.12 (Waiver of Jury Trial) and 12.13 (Waiver of Immunity) of the Loan Agreement shall be deemed incorporated herein mutatis mutandis.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by Borrower or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.
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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:
ADAMAS PHARMA, LLC

By:	ADAMAS PHARMACEUTICALS, INC., its manager

By:	/s/ Gregory T. Went
	Name:	Gregory T. Went
	Title:	Chief Executive Officer

LOAN INTEREST AND PAYMENTS OF PRINCIPAL
SUSEQUENT TRANCHE LOAN

Date	Principal Amount	Interest	Payment Amount	Notation By

SUBSEQUENT FUNDING DATE CERTIFICATE OF THE BORROWER

The undersigned, being the duly elected and qualified Senior Officer of Adamas Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and sole Manager of Adamas Pharma, LLC, a Delaware limited liability company (“Borrower”), does hereby certify pursuant to Section 6.02(e) of that certain Loan Agreement, dated as of May 11, 2017 (the “Loan Agreement”), between Borrower and Healthcare Royalty Partners III, L.P., a Delaware limited partnership (“Lender”), as of November 27, 2017 (the “Subsequent Funding Date”), that:

(A)Borrower has executed and delivered to the Lender the Subsequent Tranche Note evidencing the Subsequent Tranche Loan, dated the Subsequent Funding Date;

(B)no event has occurred and is continuing that (i) constitutes a Default or an Event of Default or a Prepayment Trigger and (ii) no such event shall occur or shall have occurred by reason of the making of the Subsequent Tranche Loan;

(C)the representations and warranties made by Borrower in Article VII of the Loan Agreement and in the other Transaction Documents are true and correct in all material respects as of the Subsequent Funding Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, before and after giving effect to the Subsequent Tranche Loan (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects); and

(D)	FDA Approval has occurred.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the Subsequent Funding Date.

“Borrower”
ADAMAS PHARMA, LLC

By:	Adamas Pharmaceuticals, Inc.,
its manager

By:	/s/ Gregory T. Went
	Name:	Gregory T. Went
	Title:	Chief Executive Officer